Exhibit 99.1

Consolidated financial statements of

Regional Tire Distributors Inc.

January 31, 2013, 2012 and 2011

Regional Tire Distributors Inc.

January 31, 2013, 2012 and 2011

Table of contents

Report of Independent Registered Chartered Accountants	1-2

Consolidated statements of income and comprehensive income	3

Consolidated balance sheets	4

Consolidated statements of cash flows	5

Consolidated statements of stockholders’ equity	6

Notes to the consolidated financial statements	7-19

Deloitte LLP 1005 Skyview Drive Suite 200 Burlington ON L7P 5B1 Canada Tel: 905-315-6770 Fax: 905-315-6700 www.deloitte.ca

Report of Independent Registered Chartered Accountants

To the shareholders of

Regional Tire Distributors Inc.

We have audited the accompanying consolidated financial statements of Regional Tire Distributors Inc. (the “Company”), which comprise the consolidated balance sheets as of January 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for each of the years in the three year period ending January 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Regional Tire Distributors as of January 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the three year period ending January 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte LLP

Independent Registered Chartered Accountants

Licensed Public Accountants

April 25, 2013

Regional Tire Distributors Inc.

Consolidated statements of income and comprehensive income

years ended January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

	2013	2012	2011
	$	$	$
Revenue	113,573,723	77,049,240	60,663,637
Cost of sales	89,280,458	60,739,542	47,533,892

Gross margin	24,293,265	16,309,698	13,129,745

Selling, general and administrative expenses	17,126,775	11,836,524	8,643,226
Depreciation and amortization	520,913	119,849	69,213

	17,647,688	11,956,373	8,712,439

Operating income	6,645,577	4,353,325	4,417,306

Other income (expense)
Gain on acquisition (Note 16)	2,033,068	—	—
Interest expense	(290,276)	(37,559)	(8,256)
Equity accounted income (Note 7)	106,621	429,439	542,571
Management fee income	115,201	82,866	83,518
Other income	151,723	28,116	554

	2,116,337	502,862	618,387

Income before income taxes	8,761,914	4,856,187	5,035,693
Income tax expense (recovery) (Note 15)
Deferred	(52,410)	—	—
Current	1,855,519	1,187,407	1,376,388

Net income	6,958,805	3,668,780	3,659,305

Net income attributable to non-controlling interest	94,442	—	—
Net income attributable to stockholders	6,864,363	3,668,780	3,659,305

Net income	6,958,805	3,668,780	3,659,305

Other comprehensive (loss) income
Foreign currency translation adjustment	(17,867)	(38,938)	418,097

Comprehensive income	6,940,938	3,629,842	4,077,402

Comprehensive income attributable to non-controlling interest	93,191	—	—
Comprehensive income attributable to stockholders	6,847,747	3,629,842	4,077,402

Comprehensive income	6,940,938	3,629,842	4,077,402

The accompanying notes to the consolidated financial statements are an integral part of this consolidated financial statement.

Regional Tire Distributors Inc.

Consolidated balance sheets

as at January 31, 2013 and 2012

(Presented in United States Dollars)

	2013	2012
	$	$
Assets
Current assets
Cash	759,898	3,863,970
Accounts receivable (Note 3)	7,369,355	4,870,362
Income taxes receivable	—	238,534
Inventories (Note 4)	20,257,556	10,343,466
Current portion of note receivable (Note 5)	109,757	219,107
Due from related companies (Note 6)	172,244	1,040,042
Prepaid expenses and deposits	502,791	106,547

	29,171,601	20,682,028
Note receivable (Note 5)	—	109,553
Investments in affiliates (Note 7)	60,361	1,030,436
Property, plant and equipment (Note 8)	993,416	548,035
Intangible assets (Note 9)	7,253,577	—
Goodwill (Note 16)	2,728,656	—

	40,207,611	22,370,052

Liabilities
Current liabilities
Bank indebtedness (Note 10)	2,461,136	—
Accounts payable and accrued liabilities	14,458,562	11,750,038
Income taxes payable	490,597	—
Deferred revenue	89,063	177,796
Due to related companies (Note 6)	138,631	120,154
Current portion of long-term debt (Note 11)	1,839,259	—

	19,477,248	12,047,988
Deferred income taxes (Note 15)	1,931,374	—
Long-term debt (Note 11)	2,048,796	—

	23,457,418	12,047,988

Stockholders’ equity
Share capital (Note 12)	1,490,610	1,490,610
Accumulated other comprehensive income	397,779	414,395
Retained earnings	14,279,222	8,417,059

Total equity attributable to stockholders	16,167,611	10,322,064
Non-controlling interest	582,582	—

Total equity	16,750,193	10,322,064

	40,207,611	22,370,052

Approved by the Board

Director

Director

The accompanying notes to the consolidated financial statements are an integral part of this consolidated financial statement.

Regional Tire Distributors Inc.

Consolidated statements of cash flows

years ended January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

	2013	2012	2011
	$	$	$
Operating activities
Net income	6,958,805	3,668,780	3,659,305
Items not affecting cash
Depreciation and amortization	520,913	119,849	69,213
Equity accounted income (Note 7)	(106,621)	(429,439)	(542,571)
Gain on acquisition (Note 16)	(2,033,068)	—	—
Deferred income taxes	(52,410)	—	—
Changes in non-cash operating working capital items
Accounts receivable	(175,742)	87,161	(2,866,773)
Inventory	(360,603)	(3,105,133)	(1,756,041)
Prepaid expenses and deposits	(289,830)	81,313	(110,373)
Accounts payable and accrued liabilities	(3,848,121)	1,903,589	3,888,716
Deferred revenue	(89,456)	—	—
Income taxes	646,650	(214,297)	(469,078)

	1,170,517	2,111,823	1,872,398

Investing activities
Acquisition of equity investments	—	—	(51,210)
Acquisition of property, plant and equipment	(323,960)	(458,541)	(244,148)
Advances to related parties	(1,028,324)	(564,049)	(214,055)
Proceeds received from related parties	—	121,813	—
Proceeds received from note receivable	220,484	—	—
Acquisition of intangible assets	(100,220)	—	—
Acquisition of subsidiary (Note 16)	(4,993,000)	—	—

	(6,225,020)	(900,777)	(509,413)

Financing activities
Dividends paid	(1,021,209)	(1,514,550)	(974,500)
Proceeds from bank indebtedness	(57,559)	—	—
Proceeds from long-term debt	3,507,700	—	—
Repayment of long-term debt	(471,034)	—	—

	1,957,898	(1,514,550)	(974,500)

Effect of foreign exchange rate changes on cash	(7,467)	4,198	252,728

Change in cash during the year	(3,104,072)	(299,306)	641,213
Cash, beginning of the year	3,863,970	4,163,276	3,522,063

Cash, end of the year	759,898	3,863,970	4,163,276

Supplemental cash flow information
Income taxes paid	1,440,690	1,426,096	425,430

Interest paid	132,110	26,170	6,785

The accompanying notes to the consolidated financial statements are an integral part of this consolidated financial statement.

Regional Tire Distributors Inc.

Consolidated statements of stockholders’ equity

years ended January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

	Common shares		Accumulated other comprehensive income	Retained earnings	Total equity attributable to stockholders	Non- controlling interest	Total equity
	#	$	$	$	$	$	$
Balance, February 1, 2010	1,500,000	1,490,610	35,236	3,578,024	5,103,870	—	5,103,870
Net income	—	—	—	3,659,305	3,659,305	—	3,659,305
Other comprehensive income	—	—	418,097	—	418,097	—	418,097

Comprehensive income	—	—	418,097	3,659,305	4,077,402	—	4,077,402
Dividends	—	—	—	(974,500)	(974,500)	—	(974,500)

Balance, January 31, 2011	1,500,000	1,490,610	453,333	6,262,829	8,206,772	—	8,206,772
Net income	—	—	—	3,668,780	3,668,780	—	3,668,780
Other comprehensive loss	—	—	(38,938)	—	(38,938)	—	(38,938)

Comprehensive income	—	—	(38,938)	3,668,780	3,629,842	—	3,629,842
Dividends	—	—	—	(1,514,550)	(1,514,550)	—	(1,514,550)

Balance, January 31, 2012	1,500,000	1,490,610	414,395	8,417,059	10,322,064	—	10,322,064
Non-controlling interest acquired (Note 16)	—	—	—	—	—	508,400	508,400
Net income	—	—	—	6,864,363	6,864,363	94,442	6,958,805
Other comprehensive loss	—	—	(16,616)	—	(16,616)	(1,251)	(17,867)

Comprehensive income	—	—	397,779	6,864,363	6,847,747	93,191	6,940,938
Dividends	—	—	—	(1,002,200)	(1,002,200)	(19,009)	(1,021,209)

Balance, January 31, 2013	1,500,000	1,490,610	397,779	14,279,222	16,167,611	582,582	16,750,193

The accompanying notes to the consolidated financial statements are an integral part of this consolidated financial statement.

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

1.	Nature of business

Regional Tire Distributors Inc. (“Company”) was incorporated on July 21, 2008 under the laws of the Province of Ontario, Canada and commenced active operations in September of 2008. The Company, based in Burlington, Ontario, Canada, is a wholesale distributor of tires and services to retail tire locations across Canada including independent service garages, automotive car dealers and large national customers.

2.	Significant accounting policies

Basis of preparation

These consolidated financial statements are prepared in United States (“US”) dollars and in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A summary of significant accounting policies consistently applied in the preparation of the consolidated financial statements are outlined below.

Basis of consolidation

These consolidated financial statements include the financial statements of Regional Tire Distributors Inc., its wholly-owned subsidiary JAB Holdings Ltd. and its majority owned subsidiary Regional Tire Distributors (Atlantic) Inc. The Company does not have any variable interests in variable interest entities. All intercompany accounts and transactions have been eliminated during consolidation.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are based on several factors including the facts and circumstances available at the time of the estimates are made, historical experience, risk of loss, general economic conditions and trends, and the assessment of the probably future outcome. Significant estimates include inventory obsolescence reserves, allowance for doubtful accounts, returns and rebates, valuation of long lived assets, purchase price allocations in business combinations and deferred taxes. Estimates and assumptions are reviewed periodically, and the effects of changes, if any, are reflected in the statement of comprehensive income in the period that they are determined.

Allowance for doubtful accounts

The allowance for doubtful accounts represents the best estimate of probable loss inherent within the Company’s accounts receivable balance. Estimates are based upon the creditworthiness of specific customers and past experience of write offs.

Inventories

Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) method, or net realizable value and consist primarily of automotive tires, wheels, tubes and wheel accessories. The Company performs periodic assessments to determine the existence of obsolete, slow-moving and non-saleable inventories and records necessary provisions to reduce such inventories to net realizable value.

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

2.	Significant accounting policies (continued)

Investments in affiliates

The Company holds equity investments in affiliates for which it does not have a controlling financial interest, but has the ability to exercise significant influence over the operating and financial policies of the investee. These investments are accounted for under the equity method of accounting wherein the Company records its’ proportionate share of the investees’ income or loss in its consolidated financial statements.

Investments are evaluated for impairment when facts or circumstances indicate that the fair value of the investment is less than its carrying value. Impairment is recognized when a decline in fair value is determined to be other-than-temporary. The Company reviews several factors to determine whether a loss is other-than-temporary. These factors include, but are not limited to, the: (1) nature of the investment; (2) cause and duration of the impairment; (3) extent to which fair value is less than cost; (4) financial conditions and near term prospects of the issuers; and (5) ability to hold the security for a period of time sufficient to allow for any anticipated recovery in fair value.

Business combinations

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition-date fair values of the assets transferred by the Company, liabilities incurred by the Company to the former owners of the acquiree and the equity interests issued by the Company in exchange for control of the acquiree.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognized at their fair value. The Corporation measures goodwill as the fair value of the consideration transferred, including the recognized amount of any non-controlling interest in the acquiree, less the net recognized amount (generally fair value) of the identifiable assets acquired and liabilities assumed, all measured as of the acquisition date. When the excess is negative, a bargain purchase gain is recognized immediately in profit or loss.

The Company has measured the non-controlling interest at its fair value on the acquisition date.

Transaction costs, other than those associated with the issuance of debt or equity securities, that the Company incurs in connection with a business combination are expensed as incurred.

Income taxes

The Company accounts for income taxes in accordance with FASB Accounting Standard Codification (“ASC”) Topic 740, “Income Taxes” (“ASC Topic 740”). ASC Topic 740 requires the determination of deferred tax assets and liabilities based on the differences between the financial statement and income tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of a deferred tax asset is adjusted by a valuation allowance, if necessary, to recognize tax benefits only to the extent that, based on available evidence, it is more likely than not that they will be realized. In determining the valuation allowance, the Company considers factors by taxing jurisdiction, including estimated taxable income, history of losses for tax purposes, tax planning strategies and the likelihood of success of tax filing positions, among others. A change to any of these factors could impact the estimated valuation allowance and income tax expense.

The Company accounts for uncertain tax positions by recognizing the financial statement effects of a tax position only when, based upon the technical merits, it is more-likely-than-not that the position will be sustained upon examination. The tax impacts recognized in the financial statements from such positions are then measured based on the largest impact that has a greater than 50% likelihood of being realized upon settlement. The Company recognizes potential accrued interest and penalties associated with unrecognized tax positions as a component of the provision for income taxes.

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

2.	Significant accounting policies (continued)

Foreign currency

The Canadian dollar is the currency in which a substantial amount of the Company’s transactions are denominated and is the functional currency of the Company. Monetary assets and liabilities denominated in currencies other than the Canadian dollar are translated into Canadian dollars at the rates of exchange ruling at the balance sheet date. Transactions in currencies other than the Canadian dollar during the year are converted into Canadian dollar at the applicable rates of exchange prevailing on the transaction date. Transaction gains and losses are recognized in the consolidated statements of comprehensive income.

The Company has chosen to present its financial statements in United States Dollars. The financial statements are translated to the United States dollar presentation currency at the end of the reporting period. Assets and liabilities are translated at the January 31 rates of exchange. Income and expenses are translated at rates prevailing at the date of the transaction. The Company has used average exchange rates to approximate the rates prevailing at the date of the transactions. All exchange gains and losses are recognized as a separate component of stockholders’ equity.

Financial instruments

Financial instruments are comprised of cash, accounts receivable, due to/from related parties, note receivable, bank indebtedness, accounts payable and accrued liabilities and long-term debt. The estimated fair values of cash, accounts receivable, due to/from related parties, note receivable, bank indebtedness, accounts payable and accrued liabilities are approximate to book values because of their short-term maturities. The long-term debt approximates carrying value as it bears interests at variable rates. All financial instruments are measured at amortized cost.

Interest rate risk

The Company is subject to interest rate risk due to changes to the prime rate since the majority of its borrowings bear variable interest rates. A change in the interest rate of plus or minus one percent as at January 31, 2013 would result in a $54,844 decrease or increase in net income before income taxes. The Company does not use derivative instruments to manage this risk.

Liquidity risk

The Company’s objective is to have sufficient liquidity to meet its liabilities when due. The Company monitors its cash balances and cash flows generated from operations to meet its requirements. As at January 31, 2013 and January 31, 2012, the most significant financial liabilities relate to bank indebtedness, accounts payable and accrued liabilities, due to related parties, and long-term debt.

Credit risk

The Company provides credit to its customers in the normal course of its operations. It carries out, on a continuing basis, credit checks on its customers and maintains provisions for contingent credit losses. The Company’s maximum exposure to credit risk is represented by the carrying value of financial assets on the consolidated balance sheets.

Property, plant and equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. For financial reporting purposes, assets placed in service are recorded at cost and depreciated using the declining-balance method at annual rates sufficient to amortize the cost of the assets less estimated salvage values over the assets’ estimated useful lives. Leasehold improvements are amortized over the shorter of their economic useful life or the related lease term. The depreciation rates used to depreciate property, plant and equipment is as follows:

Vehicles	30% declining-balance
Computer equipment	30% declining-balance
Office equipment	20% declining-balance

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

2.	Significant accounting policies (continued)

Property, plant and equipment (continued)

Warehouse equipment	20% declining-balance
Leasehold improvements	Over the term of the lease

Impairment of long-lived assets

The Company evaluates the carrying value of definite life long-lived assets such as property, plant and equipment and intangible assets, whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimate of undiscounted future cash flows generated by such assets is less than the carrying value. Measurement of the impairment loss is based on the present value of the expected future cash flows.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets of acquired businesses and is tested for impairment annually and whenever an event or circumstance occurs that indicates that goodwill might be impaired. When the carrying amount of a reporting unit, including goodwill, exceeds its fair value, a goodwill impairment loss is recognized in net earnings in an amount equal to the excess.

Intangible assets

Intangible assets are comprised of customer relationships and a tradename acquired through the business acquisition of Regional Tire Distributors (Atlantic) Inc.

Amortization is provided using the following methods and annual rates:

Customer relationships	12 years straight line
Tradename	7 years straight line

Revenue recognition

Revenue is recognized and earned when all of the following criteria are satisfied: (a) persuasive evidence of a sales arrangement exists; (b) price is fixed or determinable; (c) collectability is reasonably assured; and (d) delivery has occurred or service has been rendered. The Company recognizes revenue when the title and the risks and rewards of ownership have substantially transferred to the customer, which is upon delivery under free on board (“FOB”) destination terms. The Company permits customers from time to time to return certain products, but there is no contractual right of return. The Company continuously monitors and tracks such returns and records an estimate of such future returns, which is based on historical experience and recent trends.

Customer rebates

The Company offers rebates to its customers under a number of different programs. These rebates are recorded in accordance with the accounting standards for consideration given by a vendor to a customer. The majority of these programs provide for the customer to receive rebates, generally in the form of a reduction in the related accounts receivable balance, when certain measures are achieved, generally related to the volume of product purchased from the Company. These rebates are recorded as a reduction of the related price of the product, which reduces the amount of revenue recorded. Throughout the year, the amount of rebates is estimated based on the expected level of purchases to be made by customers that participate in the rebate programs. These estimates are periodically revised to reflect rebates earned by customers based on actual purchases made.

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

2.	Significant accounting policies (continued)

Manufacturer rebates

The Company receives rebates from its vendors under a number of different programs. These rebates are recorded in accordance with the accounting standards for cash consideration received from a vendor. Many of the vendor programs provide for the Company to receive rebates when any of a number of measures are achieved, generally related to the volume of purchases. These rebates are accounted for as a reduction to the price of the product, which reduces the carrying value of our inventory, and our cost of goods sold when product is sold.

3.	Accounts receivable

	2013	2012
	$	$
Accounts receivable	7,684,285	5,160,144
Less: allowance for doubtful accounts	(314,930)	(289,782)

	7,369,355	4,870,362

Bad debt expense was $13,129 for the year ended January 31, 2013 (2012—$142,364; 2011—$77,723).

4.	Inventories

	2013	2012
	$	$
Tire inventories	19,932,030	9,713,102
Wheel inventories	247,503	578,992
Parts	78,023	51,372

	20,257,556	10,343,466

5.	Note receivable

	2013	2012
	$	$
Note receivable	109,757	328,660
Less: current portion	109,757	219,107

Long term portion	—	109,553

The amount is due from one of the Company’s landlords and relates to reimbursable costs for tenant improvements. As set out in the premise rental agreement, the Company is entitled to a total allowance of $329,271 ($330,000 Canadian dollars) for partial reimbursement of actual costs incurred relating to tenant improvements upon completion of a statutory declaration. The amount is payable in three installments of $109,757 ($110,000 Canadian dollars) with the final installment due on June 1, 2013.

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

6.	Related party transactions

The following balances are due from related parties:

	2013	2012
	$	$
Regional Tire Distributors (Atlantic) Inc., demand promissory note, secured by a general pledge of all assets, non-interest bearing, payable on demand	—	782,636
Tirecraft Eastern Canada Limited, demand promissory note, secured by a general pledge of all assets, non-interest bearing payable on demand	—	49,747
Tire Hotel Inc., promissory note, unsecured, non-interest bearing, repayable on demand	—	109,363
Trade receivable balances due from related parties	172,244	98,296

	172,244	1,040,042

The following balances are due to related parties:

	2013	2012
	$	$
Non-controlling interest, demand promissory note, secured by a general pledge of all assets, non-interest bearing, payable on demand	48,886	—
Trade payable and accrual balances due to related parties	89,745	120,154

	138,631	120,154

During the year, the Company entered into the following transactions with related parties:

	2013	2012	2011
	$	$	$
Management fees paid	271,003	275,006	194,900
Management fees paid (Atlantic)	56,987	129,155	68,283
Revenue from related parties	4,632,486	4,838,502	3,634,171
Revenue from related parties (Atlantic)	1,486,565	3,989,355	4,245,015
Purchases from related parties (Atlantic)	8,045	6,057	1,137,130
Rebate commissions paid	843,029	693,334	456,732
Rebate commissions paid (Atlantic)	124,083	193,175	165,522

The transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties. The companies above are owned and controlled by a shareholder of the Company or Atlantic or are related due to common control and ownership.

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

7.	Investments

Investment in Regional Tire Distributors (Atlantic) Inc.

On December 2, 2009 the Company acquired 38% of Regional Tire Distributors (Atlantic) Inc. (“Atlantic”) for $4. On August 3, 2012, the Company acquired an additional 55% of Atlantic. See note 16 for details of the acquisition. The following table shows the change in the investment.

	2013	2012
	$	$
Beginning balance	989,119	591,359
Share of comprehensive income	87,619	404,685
Acquisition of control	(1,071,632)	—
Foreign exchange adjustment	(5,106)	(6,925)

Ending balance	—	989,119

Summarized balance sheet information of Atlantic is as follows:

	2013	2012
	$	$
Current assets	—	6,947,488

Non-current assets	—	441,219

Current liabilities	—	4,957,817

Non-current liabilities	—	—

Summarized statement of operation information of Atlantic is as follows:

	2013*	2012	2011
	$	$	$
Revenue	13,789,205	26,155,597	16,841,688
Expenses	13,726,820	25,439,225	15,836,676

Net income	62,385	716,372	1,005,012

*	-period ending August 2, 2012

Investment in Tire Hotel Inc.

The Company holds a 50% equity interest in Tire Hotel Inc. The following is a summary of the changes in the investment. The following table shows the change in the investment.

	2013	2012
	$	$
Beginning balance	41,317	16,891
Share of comprehensive income	19,052	24,804
Foreign exchange adjustment	(8)	(378)

Ending balance	60,361	41,317

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

7.	Investments (continued)

Total investment balance

	2013	2012
	$	$
Regional Tire Distributors (Atlantic) Inc.	—	989,119
Tire Hotel Inc.	60,361	41,317

Total investment	60,361	1,030,436

Equity accounted income

	2013	2012	2011
	$	$	$
Regional Tire Distributors (Atlantic) Inc.	87,619	404,685	577,245
Tire Hotel Inc.	19,052	24,804	(34,674)
Tirecraft Eastern Canada Ltd.	(50)	(50)	—

Total investment	106,621	429,439	542,571

8.	Property, plant and equipment

	2013
	Cost	Accumulated amortization	Net book value
	$	$	$
Vehicles	14,462	8,402	6,060
Computer equipment	134,426	70,044	64,382
Office equipment	70,270	34,225	36,045
Warehouse equipment	864,144	246,035	618,109
Leasehold improvements	404,545	135,725	268,820

	1,487,847	494,431	993,416

	2012
	Cost	Accumulated amortization	Net book value
	$	$	$
Vehicles	13,190	5,356	7,834
Computer equipment	66,637	34,568	32,069
Office equipment	64,053	23,215	40,838
Warehouse equipment	413,147	102,947	310,200
Leasehold improvements	213,917	56,823	157,094

	770,944	222,909	548,035

Depreciation expense for the year ended January 31, 2013 was $189,829 (2012—$119,849; 2011—$69,213).

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

9.	Intangible assets

	2013
	Cost	Accumulated amortization	Net book value
	$	$	$
Customer relationships	6,984,530	286,865	6,697,665
Tradename	598,674	42,762	555,912

	7,583,204	329,627	7,253,577

The weighted average life of intangible assets is 11.6 years.

Amortization expense for the year ended January 31, 2013 was $331,084 (2012 and 2011—$nil).The estimated aggregate amortization expense of intangible assets, as of January 31, 2013, in each of the next five years is expected to be as follows:

$
2014	667,569
2015	667,569
2016	667,569
2017	667,569
2018	667,569

10.	Bank indebtedness

	2013	2012
	$	$
Regional Tire Distributors (Atlantic) Inc.:
Royal Bank of Canada, variable rate loan bearing interest at prime plus 1.0%. Balance is payable on demand.	2,461,136	—

	2,461,136	—

Regional Tire Distributors Inc.

The Company has a revolving demand facility of $4,589,834 ($4,600,000 Canadian dollars) of which $nil was drawn upon at January 31, 2013 (2012—$nil). The revolving facility bears interest at prime plus 0.95%. Borrowings under the facility cannot exceed 75% of accounts receivable less potential prior ranking claims. This facility is secured by a first ranking security interest in all personal property of the Company and a $3,492,265 ($3,500,000 Canadian dollars) guarantee and postponement of claim by Regional Tire Distributors (Atlantic) Inc.

Regional Tire Distributors (Atlantic) Inc.

Regional Tire Distributors (Atlantic) Inc. has a revolving demand facility of $2,993,370 ($3,000,000 Canadian dollars) of which $2,461,136 was drawn upon at January 31, 2013 and another revolving demand facility of $1,746,133 ($1,750,000 Canadian dollars) of which $nil was drawn upon at January 31, 2013. The latter facility is available June 30 to December 20 of each year. The revolving facilities bear interest at prime plus 1.0%. Borrowings under the facility cannot exceed the aggregate of 75% of accounts receivable less potential prior ranking claims and 50% of the lesser of cost or net realizable value of unencumbered inventory to a maximum of $1,995,580 ($2,000, 000 Canadian dollars) increasing to $2,993,370 ($3,000,000 Canadian dollars) for the period of June 30th to December 20th inclusive in each year. These facilities are secured by a first ranking security interest in all personal property of the Regional Tire Distributors (Atlantic) Inc.

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

11.	Long-term debt

	2013	2012
	$	$
Regional Tire Distributors Inc.:
Royal Bank of Canada, variable rate loan bearing interest at prime plus 1.0%. Balance is repayable in monthly installments of $234,481 ($235,000 Canadian dollars) in December through May of each year.	3,023,304	—
Regional Tire Distributors (Atlantic) Inc.:
Promissory note bearing no interest. Repayable in annual installments of $432,375 ($433,333 Canadian dollars). Balance matures on April 30, 2013.	864,751	—

	3,888,055	—
Current portion	1,839,259	—

	2,048,796	—

Regional Tire Distributors Inc.

The Company has a non-revolving term facility of $3,492,265 ($3,500,000 Canadian dollars), at a rate of prime plus 1%, of which $3,023,304 ($3,030,000 Canadian dollars) has been drawn upon at January 31, 2013 (2012—$nil). The Company is required to make monthly payments on this facility of $234,481 ($235,000 Canadian dollars) in December through May of each year.

The term facility is repayable in full within 30 months of the original drawdown of the facility in August, 2012.

This facility is secured by a first ranking security interest in all personal property of the Company and a $3,492,265 ($3,500,000 Canadian dollars) guarantee and postponement of claim by Regional Tire Distributors (Atlantic) Inc.

Principal payments of long-term debt are as follows:

$
2014	1,839,259
2015	2,048,796

3,888,055

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

12.	Share capital

Authorized , unlimited number

Common shares

Class A common shares

Class B common shares

Class A special shares

Class B special shares

Class C special shares

Issued

	2013	2012
	$	$
1,500,000 common shares	1,490,610	1,490,610

13.	Financial instruments

The accounting standard for fair value measurements establishes a framework for measuring fair value that is based on the inputs market participants use to determine the fair value of an asset or liability and establishes a fair value hierarchy to prioritize those inputs. The fair value hierarchy is comprised of three levels that are described below:

•	Level 1—Inputs based on quoted prices in active markets for identical assets or liabilities.

•

Level 2—Inputs other than Level 1 quoted prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

•

Level 3—Unobservable inputs based on little or no market activity and that are significant to the fair value of the assets and liabilities, therefore requiring an entity to develop its own assumptions.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The Company has no assets measured at fair value.

14.	Commitments

The Company is committed to the leases of vehicles, equipment and building premises in Ontario, Nova Scotia and Newfoundland. Future lease payments aggregate $5,446,908 and include the following amounts payable over the next five years:

$
2014	1,566,178
2015	1,437,047
2016	1,168,871
2017	1,015,607
2018	259,205

5,446,908

Rental expense was $1,745,021 for the year ended January 31, 2013 (2012 – 1,408,845, 2011—$551,801).

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

15.	Income taxes

A reconciliation comparing income taxes calculated at the Canadian statutory rate to the amount provided in the consolidated financial statements is as follows:

	2013	2012	2011
	$	$	$
Combined federal and provincial statutory income tax rate	26.7%	26.7%	30.0%

Income before income taxes	8,761,914	4,856,187	5,035,693

Expected income tax provision	2,339,431	1,296,602	1,510,708
Increase (decrease) resulting from:
Effect of items that are not taxable	31,745	5,987	29,716
Excess of capital cost allowance for income tax purposes over capital asset amortization for accounting purposes	63,695	6,159	(2,640)
Non-taxable gain on acquisition	(520,885)	—	—
Non-taxable investment equity pickup	(27,317)	(114,457)	(162,590)
Other	(83,560)	(6,884)	1,194

	1,803,109	1,187,407	1,376,388

Deferred income tax recovery	(52,410)	—	—
Current income tax expense	1,855,519	1,187,407	1,376,388

Total	1,803,109	1,187,407	1,376,388

An analysis of the deferred income tax liability is as follows:

	2013	2012
	$	$
Deferred tax liabilities:
Intangible assets	1,924,253	—
Property, plant and equipment	7,121	—

	1,931,374	—

16.	Acquisition of Regional Tire Distributors (Atlantic) Inc.

On August 3, 2012, the Company acquired an additional 55% share ownership in Atlantic bringing the total share ownership to 93%. Atlantic is a wholesale tire distributor in Eastern Canada. The total purchase price was $4,993,000 ($5,000,000 Canadian dollars). There were also acquisition-related costs incurred of $92,211 ($92,340 Canadian dollars). This acquisition was completed in order to increase the Company’s presence in eastern Canada.

As discussed in Note 7, the Company held a 38% interest in Atlantic prior to the acquisition. This share investment was accounted for under the equity method. The Company recognized a gain before income taxes of $2,033,068 as a result of measuring at fair value its equity investment in Atlantic before the business combination. The fair value of the equity investment was determined by the implied purchase price of Atlantic based on the $5,000,000 Canadian dollar purchase price for 55% of Atlantic less a 10% minority discount resulting in a fair value of $3,104,700 ($3,109,100 Canadian dollars).

Regional Tire Distributors Inc.

Notes to the consolidated financial statements

January 31, 2013, 2012 and 2011

(Presented in United States Dollars)

16.	Acquisition of Regional Tire Distributors (Atlantic) Inc. (continued)

The allocation of the purchase price for accounting purposes was as follows:

$
Accounts receivable (net of allowance for doubtful accounts of $80,449)	2,316,856
Inventories	9,543,602
Prepaid expenses	107,578
Property, plant and equipment	310,769
Customer relationships	6,890,300
Tradename	599,200
Bank indebtedness	(2,520,486)
Accounts payable and accrued liabilities	(6,523,176)
Note payable	(1,913,337)
Long-term debt (including current portion)	(865,453)
Income taxes payable	(85,839)
Deferred tax liabilities	(1,984,718)

Total identifiable net assets	5,875,296
Goodwill	2,730,804

Total	8,606,100

Total cash consideration paid to vendor	4,993,000
Fair value of previously held equity interest	3,104,700
Fair value of non-controlling interest	508,400

Total	8,606,100

The goodwill on the acquisition arose as a result of the value of the assembled workforce and the combined strategic value to our growth plan. The goodwill arising from the acquisition is not deductible for tax purposes.

The revenue and net earnings of the acquiree since the acquisition date included in the consolidated statement of income and comprehensive income for the period ending January 31, 2013 was $22,839,194 and $1,349,166 respectively.

The revenue and net earnings for the Company and Atlantic combined for the year ending January 31, 2013 as though the acquisition date for the business combination was February 1, 2012, would have been $127,298,611 and $6,768,349 respectively. The net earnings have been adjusted for the pro forma amortization of intangible assets of $331,084.

The purchase agreement contains a clause that if within five years of the closing date, the Company enters into an agreement to sell the shares of Atlantic, directly or indirectly, and if the transaction is successfully completed, the Company is required to pay additional consideration to the seller. The payment is determined based on a predetermined formula mainly driven by the increase in value of Atlantic in the subsequent purchase. The Company has determined the fair value of this subsequent payment clause on August 3, 2012 to be nominal.

17.	Subsequent events

On March 22, 2013, the Company entered into a purchase and sale agreement with TriCan Tire Distributors Inc. to sell 100% of the common shares of the Company. The transaction is expected to close April 30, 2013. Events have been evaluated to April 25, 2013, which is the date the financial statements are issued.